EXHIBIT 10.2

           DATED: 4 November 2003

                                SERVICE AGREEMENT

                                     between

                              SIMCLAR GROUP LIMITED

                                       and

                                  SIMCLAR, INC.

                                    FAS: 7228

                                                   SERVICE AGREEMENT

                                                        between

                                   SIMCLAR GROUP LIMITED, incorporated under the Companies Acts (Registered Number SC219243) and having its Registered Office at 5 Albyn Place, Edinburgh (hereinafter referred to as "Simclar")

                                                               OF THE FIRST PART

                                                           and

                                   SIMCLAR INC., a Florida Corporation
                                   (hereinafter referred to as "Inc")

                                                              OF THE SECOND PART

                                                         ---------

ONE Inc hereby retains Simclar to provide certain management services (including but not limited to financial, administrative, business development and operational matters) with respect to the business of Inc and its subsidiaries. Simclar shall have no responsibility to advance or make any funds available for the operations of Inc nor shall Simclar or any of its employees sign any cheques, agreements, contracts or similar documents or instruments by, for or on behalf of Inc nor shall Simclar have any supervisory or managerial responsibilities or obligations on behalf of Inc with respect to any of the operations of Inc all of which shall be the sole responsibility of Inc except to the extent that such Simclar personnel are also officers and/or Directors of Inc and authorised by Inc to sign cheques for Inc or are otherwise employed by Inc in a managerial capacity but any act by such employee, officer or Director of Inc shall not be that of Simclar nor shall any liability for any act or omission of such person be deemed directed by or attributable to Simclar.


TWO The period of this Agreement shall be two years from 16th July 2003 ("the Effective Date") but declaring that either party may give not less than 60 days' written notice

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         to the other of its intention to terminate the Agreement provided always that the party wishing to terminate is not in default of any of its obligations under this Agreement.

THREE In respect of the basic services to be performed by Simclar as provided herein Inc agrees to and shall pay to Simclar THREE HUNDRED AND SIXTY THOUSAND DOLLARS ($360,000) per annum payable in equal monthly instalments of THIRTY THOUSAND DOLLARS U.S. ($30,000) with the first payment due on 1st September 2003 (being a proportionate payment from the Effective Date) and thereafter each subsequent instalment shall be due and payable on the first day of each month with interest thereon at Five per centum per annum above the base lending rate of the Bank of Scotland from time to time in force if such instalments are not paid within 15 days of the due date. In respect of services on special projects being undertaken by Inc, including without limit those relating to acquisitions and disposals, finance raising, and other one-off projects outwith Inc's normal day to day business, to be provided by Simclar, Inc agrees to pay to Simclar such fees as are agreed between the parties for such items of work as and when they arise. FOUR Responsibility of Inc and its operations remain solely with Inc and not with Simclar or its employees. The services to be performed by Simclar are not to be construed in any manner as binding Simclar or its employees to any liability or responsibility whatsoever relating to Inc and its activities and operations.

FIVE During the period of this Agreement officers or employees of Simclar who may co-operate or otherwise participate with Inc employees or personnel in providing the service contemplated herein shall be and shall remain an employee of Simclar and no employee of Inc who may participate with employees or personnel of Simclar in providing the said service shall be deemed to be an employee of or otherwise


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         affiliated with Simclar. Nothing herein shall be construed as establishing a joint venture or partnership between Simclar and Inc.

SIX Should any Simclar personnel be reasonably required to travel to perform any of the services contemplated herein which travel shall be undertaken at the option of Simclar, Inc will reimburse Simclar for any out of pocket expenses properly and reasonably incurred in connection with such services and travel.

SEVEN This Agreement may be assigned by either party with the written consent of the other which consent will not be unreasonably withheld or delayed provided always that either party may assign it obligations hereunder to any holding or subsidiary company without requiring to obtain the consent of the other.

EIGHT This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their successors and assignees. Nothing in this Agreement whether expressed or implied is intended to confer any rights or remedies under or by reason of this Agreement on any other persons other than the parties hereto and their respective successors and assignees nor is anything in this Agreement intended to relieve or discharge the obligations or liabilities of any third person to any party to this Agreement nor shall any provision herein give any third party any other rights against any party to this Agreement.

NINE In the event of any dispute arising between the parties hereto as to the meaning or effect of any of the terms and conditions contained herein or as to the rights of the parties hereunder, such dispute shall be referred to a single arbiter mutually chosen or failing agreement appointed by the Sheriff of Lothian and Borders at Edinburgh and the cost of any such arbitration shall be in the award of the arbiter whose decision on any matter referred to him shall be final and binding.


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

TEN This Agreement shall be governed and construed in all respects in accordance with the law of Scotland and each of the parties hereto hereby irrevocably submit themselves to the jurisdiction of the Scottish Courts:

IN WITNESS WHEREOF these presents consisting of this and the three preceding pages are executed as follows:-

                                         SIMCLAR GROUP LIMITED

                                         /s/ Samuel J. Russell
                                         -------------------------------------
                                         Samuel J. Russell, Managing Director

                                         /s/ John Ian Durie
                                         -------------------------------------
                                         John Ian Durie, Finance Director


                                         SIMCLAR, INC.
Witness:

/s/ Roxana Alvarez                       /s/ Barry J. Pardon
-----------------------                  ---------------------------------------
Roxana Alvarez                           Barry J. Pardon, President

/s/ Nancy D. Scarpelli                   /s/ David L. Watts
------------------------                 ---------------------------------------
Nancy D. Scarpelli                       David L. Watts, Chief Financial Officer


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